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As filed with the Securities and Exchange Commission on June 27, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

360 Finance, Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

China Diamond Exchange Center, Building B
No. 555 Pudian Road, No. 1701 Century Avenue
Pudong New Area, Shanghai 200122
People's Republic of China
+86 21 6151-6360
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.
10 E. 40th Street, 10th Floor
New York, New York, 10016
+1 212 947 7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central, Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II, 46th Floor 1539 Nanjing West Road Shanghai 200040 People's Republic of China +86 (21) 6193 8200	David T. Zhang, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26/F, Gloucester Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒333-232259

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

            Emerging growth company    ☒

            If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Class A ordinary shares, par value US$0.00001 per share(1)	4,850,440	$5.00	$24,252,200.00	$2,939.37

(1)
American depositary shares issuable upon deposit of class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-228343). Each American depositary share represents two class A ordinary shares.

(2)
Includes class A ordinary shares that are issuable upon the exercise of the underwriters' option to purchase additional shares. Also includes class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

            The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-232259) initially filed by 360 Finance, Inc. (the "Company") with the United States Securities and Exchange Commission (the "Commission") on June 21, 2019, which was declared effective by the Commission on June 26, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

360 Finance, Inc.

Exhibit Index

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of 360 Finance, Inc. (File No. 333-232259) initially filed with the Securities and Exchange Commission on June 21, 2019)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 27, 2019.

360 Finance, Inc.
By:	/s/ JUN XU
	Name:	Jun Xu
	Title:	Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Hongyi Zhou			Chairman of the Board of Directors	June 27, 2019
/s/ JUN XU Jun Xu			Director and Chief Executive Officer (Principal Executive Officer)	June 27, 2019
* Wei Liu			Director	June 27, 2019
* Fan Zhang			Director	June 27, 2019
* Gang Xiao			Director	June 27, 2019
* Yongjin Fu			Director	June 27, 2019
* Yunfan Zhang			Director	June 27, 2019
/s/ JIANG WU Jiang Wu			Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2019
*By:	/s/ JUN XU
	Name:	Jun Xu
Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of 360 Finance, Inc. has signed this registration statement or amendment thereto in New York on June 27, 2019.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ RICHARD ARTHUR
	Name:	Richard Arthur
	Title:	Assistant Secretary on behalf of Cogency Global Inc.

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EXPLANATORY NOTE
Exhibit Index
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES